Exhibit 10.4

AMENDED AND RESTATED

TURNKEY PLATFORM DECOMMISSIONING AND

WELL PLUGGING AND ABANDONMENT CONTRACT

By and between

SPN RESOURCES, LLC

and

SUPERIOR ENERGY SERVICES, L.L.C.

Dated Effective as of January 1, 2011

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ii

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AMENDED AND RESTATED TURNKEY PLATFORM DECOMMISSIONING AND
WELL PLUGGING AND ABANDONMENT CONTRACT

THIS AMENDED AND RESTATED TURNKEY PLATFORM DECOMMISSIONING AND WELL PLUGGING AND ABANDONMENT CONTRACT (this “Agreement”) dated effective as of January 1, 2011 (“Effective Date”), by and between SPN Resources, LLC, a Louisiana limited liability company (“Owner”), having its principal place of business at 12707 North Freeway, Suite 200, Houston, Texas 77060, and Superior Energy Services, L.L.C., a Louisiana limited liability company (“Contractor”), having its principal place of business at 1105 Peters Road, Harvey, Louisiana 70058. Owner and Contractor are sometimes referred to singularly as “Party” and collectively as “Parties,” as the context of the usage of such term may require.

RECITALS

WHEREAS, Owner wishes to retain Contractor to complete the Work (as hereinafter defined), including without limitation, the decommissioning of certain platforms and the plugging and abandonment of certain wells and pipelines, all as identified herein, all upon the terms and subject to the conditions contained in this Agreement;

WHEREAS, Contractor has the experience, expertise and capability necessary to complete the Work and wishes to do so on the terms and subject to the conditions contained in this Agreement;

WHEREAS, Owner and Contractor are a party to that certain Turnkey Platform Decommissioning and Well Plugging and Abandonment Contract dated March 14, 2008 (the “Original Agreement”), as amended by that First Amendment to Turnkey Platform Decommissioning and Well Plugging and Abandonment Contract dated effective as of January 1, 2011 (the “Amendment”); and

WHEREAS, the Parties desire to amend and restate the Original Agreement to include the terms and provisions of the Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Definitions.  The following terms shall have the meanings specified in this Article I when capitalized and used in this Agreement:

“Affiliate” shall mean, with respect to either Party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party.  The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management of such entity, whether through ownership of securities, by contract or otherwise.

“Agreed Charges” shall mean the charges billed by Contractor and its Affiliates for services and equipment used to provide the Work hereunder, in amounts mutually agreed upon by the Parties.  The initial Agreed Charges for such services and equipment shall be as set forth on Schedule I attached hereto.  The Parties shall negotiate in good faith at least every six (6) months to adjust the Agreed Charges to take into account cost increases incurred by Contractor and its Affiliates to provide such services and equipment.  It is understood and agreed that it is the intent of the Parties that such charges will represent as close as reasonably determinable Contractor’s cost including both direct and allocated indirect costs.  In the event that Owner and Contractor cannot agree upon the any required adjustment to the Agreed Charges within the time periods set forth in this provision, either Owner or Contractor may submit such matter for resolution in accordance with the dispute resolution provisions of Article XVI, which resolution shall be binding upon Owner and Contractor and represent the Agreed Charges until the next adjustment required hereunder.  Until the agreement on any adjustment or the resolution thereof in accordance with this provision, the Agreed Charges in place prior to such adjustment or resolution shall remain in effect.

“Agreement” shall mean this Turnkey Platform Decommissioning and Well Plugging and Abandonment Contract, including all exhibits, schedules, appendices or attachments hereto, as any of said documents may be amended and supplemented from time to time in accordance with the terms hereof.

“Applicable Law” shall mean any constitutional provision, statute, law, ordinance, executive order, rule, or regulation (including a regulation that has been formally promulgated in a rule making proceeding but, pending final adoption, is in proposed or temporary form having force of law); guideline, or notice having force of law; or approval, permit, license, franchise, judgment, order, decree, injunction, or writ of any Governmental Authority applicable to a specified person or entity or specified property, as in effect from time to time.

“BOEM” shall mean the United States Bureau of Ocean Energy Management, Regulation and Enforcement, formerly known as the Minerals Management Service.

“Business Day” shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Louisiana.

“Casing Pressure” shall mean fluid (liquid or gas) pressure on any casing string including, without limitation, production, intermediate, surface or conductor casing, that cannot be bled off.

“Contractor” shall mean Superior Energy Services, L.L.C., its successors and permitted assigns.

“Contractor Group” shall mean, individually and collectively, Contractor and its parent(s), subsidiaries, Affiliates, and Subcontractors and its and all of their officers, directors, employees, agents, assigns, representatives, consultants, contractors, and subcontractors, and the subrogees of said parties.  The term “Contractor Group” shall not include Owner or any member of the Owner Group.

“Contractor’s Project Manager” shall mean one or more individuals designated by Contractor pursuant to Section 3.8 hereof.

“Day” shall mean a calendar day and shall include Saturdays, Sundays and holidays, except that, if an obligation to be performed under this Agreement falls due on a day other than a Business Day, the obligation shall be deemed due on the next Business Day thereafter.

“Decommissioning Project” shall mean each individual decommissioning, plugging and abandonment project with respect to the Facilities.

“Effective Date” shall mean the date first set forth in the opening paragraph of this Agreement, which is the date when the respective rights and obligations of the Parties under this Agreement become effective.

“Facilities” shall mean the particular platforms, wells or pipelines owned and/or operated by Owner that are the subject of the Work under this Agreement as listed on Exhibit A attached hereto and made a part hereof, and all parts and components thereof.

“Fixed Project Price” shall mean the amount set forth in Exhibit A next to each Facility for the performance of the Work with respect to such Facility, as such amount may be adjusted pursuant to the terms of this Agreement.  The Fixed Project Price for each item of Well P&A Work, Pipeline work and Platform Decommissioning is stated separately next to the Facility to which the Work applies.

“Force Majeure” shall mean acts of God; explosions or fires; floods; hurricanes; typhoons, tornadoes; cyclones, lightning; storms; earthquakes; landslides; soil erosion, drought; epidemics; blight; famine; quarantine; blockade; embargoes; national strikes; acts or inactions or delays of Governmental Authorities or any delegate thereof; war (whether declared or undeclared); civil disturbances; acts of terrorism; riots, insurrection or civil strife; revolts or rebellion; or sabotage; or any other similar causes or circumstances beyond or  not subject to Contractor’s reasonable control.

“Force Majeure Event” shall mean an event or occurrence caused by Force Majeure.

“Governmental Authorities” shall mean any applicable federal, regional, state or local government including any agencies, authorities, departments or other subdivisions of each, having or claiming a regulatory interest in or jurisdiction over the Work, including, without limitation, the BOEM.

“Hazardous Materials” shall mean any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including but not limited to (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (“PCBs”) and processes and certain cooling systems that use chlorofluorocarbons (“CFCs”), (ii) any chemicals, materials or substances which are now, or hereafter become, defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, or any words of similar import pursuant to Applicable Law, (iii) or any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by Governmental Authorities.

“NORM” shall have the meaning set forth in Section 18.3(a).

“Non-Operated Facilities” shall have the meaning set forth in Section 14.6.

“Notice(s)” means written notice(s) given by one Party to the other Party at the addresses identified in Section 20.3.

“Notice to Proceed “ shall mean the Notice issued by Owner, in accordance with the requirements of Section 8.1, authorizing the full and unrestricted performance of the Work with respect to an individual Decommissioning Project.

“Owner” shall mean SPN Resources, LLC, its successors and permitted assigns.

“Owner Group” shall mean, individually and collectively, Owner and its parent(s), subsidiaries, Affiliates, coventurers, co-parties, joint working interest owners, contractors and subcontractors (excluding Contractor and its Subcontractors) and its and their members, officers, directors, employees, agents, assigns, representatives, consultants and the subrogees of said parties.  Owner Group shall include Contractor solely in Contractor’s role as an Affiliate of a member of Owner.

“Owner’s Project Manager” shall mean that individual designated by Owner pursuant to Section 4.6.

“Platform Decommissioning” shall mean the Work required to fully decommission a given platform in accordance with industry standards and Applicable Law, including without limitation, applicable BOEM regulations.  Platform Decommissioning commences with the complete shutdown of a given platform (and notice thereof from Owner to Contractor contained in a Notice to Proceed, as described in Section 8.1 of this Agreement) and terminates upon completion of the sweep of the ocean floor for debris by Contractor and includes the customary preparation of each platform for completion of the Work (such as cleaning of tanks, removing gas or liquids from any system, piping, well, pipeline or other equipment, preparing platforms and equipment located thereon for removal, and any other customary activities associated with preparing for Platform Decommissioning).  Platform Decommissioning includes the removal of remaining casing strings (including, without limitation, drive pipe) that were not removed during Well P&A Work.  Each item of Platform Decommissioning is identified on Exhibit A along with the associated Fixed Project Price for such Work.

“Pipeline Work” shall mean the Work required to fully decommission a given pipeline (including, without limitation, pigging (if required), flushing, filling the pipeline with seawater, cutting and plugging the pipeline) in accordance with industry standards and Applicable Law, including without limitation, applicable BOEM regulations.  Pipeline Work includes the customary preparation of a pipeline for completion of the Work, including without limitation, removal of gas or liquids from piping or other equipment.  Each item of Pipeline Work is identified on Exhibit A along with the associated Fixed Project Price for such Work.

“Project Price” shall mean the greater of (a) the Fixed Project Price or (b) the sum of Agreed Charges and Subcontractor Costs, if any, in each case with respect to the Work performed on a particular Facility.

“Remedy” shall have the meaning set forth in Section 11.1(b).

“Scope of Work” or “Work” shall mean all obligations, duties and responsibilities undertaken by Contractor and its Subcontractors in accordance with this Agreement all as more fully described herein, including the Well P&A Work, the Pipeline Work and the Platform Decommissioning.

“Site Clearance Verification” shall mean such site clearance operations and activities conducted by or on behalf of Contractor, at its cost, in accordance with applicable BOEM regulations or standards including, without limitation, Notice to Lessee No. 98-26, dated November 30, 1998, issued by the BOEM, as same may be modified or replaced.

“Subcontractor” shall mean any contractor, constructor, supplier or vendor of any tier of Owner for the Work.

“Subcontractor Costs” shall mean the costs incurred by Owner with respect to any Subcontractors contracted by Owner.

“Temporary Abandonment” shall mean the work required to plug and abandon the existing open perforations in a well and set a balanced cement plug in the tubing and annulus primarily to secure the well and, in doing so, significantly reduce liability related to well control and related pollution.

“Warranty” shall have the meaning set forth in Section 11.1(a).

“Warranty Period” shall have the meaning set forth in Section 11.1(a).

“Well P&A Warranty Period” shall have the meaning set forth in Section 11.1(a).

“Well P&A Work” shall mean the Work required to plug and abandon a given well in accordance with industry standards and Applicable Law, including without limitation, applicable BOEM regulations.  Well P&A Work includes the customary preparation of each well for completion of the Work (such as isolating the existing open perforations, removal of downhole equipment, setting a surface cement plug, and any other customary activities associated with preparing for Well P&A Work).  Well P&A Work does not include the removal of any casing string(s) (including, without limitation, drive pipe) planned to be removed during Platform Decommissioning.  Each item of Well P&A Work is identified on Exhibit A along with the associated Fixed Project Price for such Work.

“Work Order” shall have the meaning set forth in Section 4.2.

ARTICLE II
RELATIONSHIP OF OWNER, CONTRACTOR, AND SUBCONTRACTORS

Section 2.1                                   Independent Contractor.  Contractor shall perform and execute the provisions of this Agreement as an independent contractor of Owner and shall not be deemed to be an agent, employee, co-venturer or partner of Owner.  In all cases where the employees of Contractor are covered by the Louisiana Workers’ Compensation Act, La. R.S. 23:1021, et seq., the parties agree that all work performed by these employees pursuant to this Agreement are an integral part of and are essential to the ability of Owner and Contractor to generate services of both for purposes of La. R.S. 23:1061(A)(1).  Furthermore, the Parties agree that both are the principal or statutory employer of any of these employees for purposes of La. R.S. 23:1061(A)(3).  Irrespective of either Party’s status as the statutory employer (as defined in La. R.S. 23:1031(C)) of any of these employees, Contractor shall remain responsible for the payment of Louisiana Workers’ Compensation benefits to its payroll employees only, and shall not be entitled to seek contribution for any such payments from Owner.  Nothing in this Agreement shall in any way change Contractor’s obligation regarding indemnity or contribution to Owner pursuant to this Agreement or any statute, regulation or otherwise in the event Owner is deemed to be the statutory employer of Contractor’s employees or pays compensation benefits of any nature.  Contractor shall remain responsible for the payment of compensation to its employees and shall not be entitled to seek indemnity or contribution for any such payments from Owner.

Section 2.2                                   Subcontracts and Subcontractors.  If Contractor does not offer services or equipment necessary to perform all of the Work, Owner shall have a Subcontractor perform the Work that Contractor does not offer.  Such Work shall be accomplished by Subcontractors pursuant to written contracts between Owner and such Subcontractor.  No contractual relationship shall exist between Contractor and any Subcontractor with respect to the Work to be performed hereunder.

ARTICLE III
CONTRACTOR’S RESPONSIBILITIES

Section 3.1                                   The Work.  Contractor shall perform the Work in a manner consistent with the terms of this Agreement and any exhibits, appendices, schedules or other attachments hereto.

(a)                                  The Work shall consist only of the Well P&A Work, the Pipeline Work and Platform Decommissioning performed on the Facilities, in each case in accordance with generally accepted industry standards and practices and in accordance with Applicable Law.

(b)                                 The Scope of Work for this Agreement covers only those Facilities identified on Exhibit A attached hereto and only so long as Owner remains operator of such Facilities (except as otherwise provided in Section 14.6).  In no event will Contractor perform any Work under the terms of this Agreement on any facility that is not listed on Exhibit A and/or that is not operated by Owner at the time such Work is performed (except as otherwise provided in Section 14.6).

(c)                                  Reserved.

(d)                                 Reserved.

(e)                                  Contractor shall arrange for and provide transportation for its personnel between Contractor’s locations and Owner’s shore base location of each Decommissioning Project.  Such transportation shall be considered part of the Work, and the costs for such transportation shall be included in the Agreed Charges. Owner shall arrange for and provide transportation for personnel of Contractor and its Subcontractors, if any, and other third party personnel between Owner’s shore base location and the location of each Decommissioning Project. Such transportation shall be considered part of the Work, and the costs for such transportation shall be included in the Project Price.

(f)                                    In the event that Owner decides to temporarily abandon any well Facility, the Project Price for the Well P&A Work for such well will be the Agreed Charges for such Work, and the Project Price for the remaining Well P&A Work will likewise be the Agreed Charges for such Work.

(g)                                 Reserved.

(h)                                 In no event will Contractor be obligated or required to furnish any performance bond in connection with any Work.

(i)                                     The Fixed Project Price was calculated on the basis that none of the Facilities will be reefed. In the event Owner elects to reef a Facility in connection with a Decommissioning Project, all costs and expenses in connection with any Facilities that are reefed, including, without limitation, all fees paid or donated, all permits and all payments due by any Governmental Authorities, will be borne entirely by Owner as part of the Project Price related to such Facilities. The Fixed Project Price shall not be adjusted to account for any estimated savings that the reefing may provide.

Section 3.2                                   Reserved.

Section 3.3                                   Employment of Licensed Personnel.  Whenever required by Applicable Law, Contractor agrees to employ only licensed personnel to perform the Work.

Section 3.4                                   Performance of Work.  Subject to Section 3.9(a), Contractor shall furnish, based on availability, all labor, supervision, equipment, tools, materials and supplies that it offers necessary for the performance of the Work as specified in the applicable Work Order.  Any labor, supervision, equipment, tools, materials or supplies that Contractor does not offer shall be provided by Subcontractors chosen by Owner pursuant to Section 2.2.

Section 3.5                                   Reserved.

Section 3.6                                   Safety.  Contractor will follow its then-current safety practices and procedures; provided however, such practices and procedures will conform to Applicable Law.

Section 3.7                                   Reserved.

Section 3.8                                   Contractor’s Project Manager.  For each Decommissioning Project, Contractor shall designate Contractor’s Project Manager and provide Notice thereof to Owner.  Contractor’s Project Manager shall act as Contractor’s liaison with Owner with respect to such project.  Contractor may change Contractor’s Project Manager at any time and for any reason upon prompt Notice thereof to Owner.

Section 3.9                                   Notice of Start of Work; Notice of Completion; Filing of Reports.

(a)                                  Owner shall provide Contractor a desired start date for each Decommissioning Project and Contractor shall provide the first available 24-hour P&A spread, limited to a maximum of two 24-hour P&A spreads, except in 2013 when the maximum for 24-hour P&A spreads shall be three.  First available means resources that are uncommitted to other operators at the time Owner provides Contractor a desired start date for each Decommissioning Project.  Prior to sending notice of a desired start date for any Decommissioning Project, Owner shall secure as of such desired start date any Subcontractors that will be necessary to complete the Decommissioning Project.

(b)                                 During the completion of each Decommissioning Project, Contractor shall provide Owner with daily reports and other data that may be requested describing the Work performed with respect to the relevant Facility site.

(c)                                  (i)                                     Contractor shall as soon as practicable after the completion of its Work with respect to a Decommissioning Project deliver an invoice to Owner setting forth the Agreed Charges for such Decommissioning Project.  Owner shall proceed with authorization for payment of the Agreed Charges specified in such invoice subject to Section 3.9(d) below.

(ii)                                  Promptly following completion of all Work with respect to a Decommissioning Project, including any Work performed by Subcontractors, but in any event within ten (10) Business Days thereof, Owner will deliver a statement to Contractor setting forth all Subcontractor Costs incurred or allocated for such Decommissioning Project, together with reasonable supporting documentation establishing such Subcontractor Costs.  If the Fixed Project Price is less than the Agreed Charges and Subcontractor Costs, there shall be no further action or payment required on the part of Owner or Contractor.  If the Fixed Project Price is greater than the Agreed Charges and Subcontractor Costs, Owner shall proceed with authorization for payment of an amount equal to (A) the Fixed Project Price less (B) the sum of (i) Subcontractor Costs subject to Section 3.9(d) below and (ii) any Agreed Charges previously paid by Owner.  For the avoidance of doubt, a Decommissioning Project shall be deemed complete for purposes of this Section 3.9(c)(ii) when the Contractor and any Subcontractors have completed all Work relating to such Decommissioning Project, and shall not be dependent upon or subject to any approvals or consents by BOEM or any other Governmental Authorities.

(d)                                 Following receipt by Owner of Contractor’s invoice of Agreed Charges as provided in Section 3.9(c) above, Owner shall promptly review and verify that the invoice and all related supporting documentation is accurate (but in any event within ten (10) Business Days following receipt of the same).  On or before the first Business Day following the end of such period, Owner shall notify Contractor in writing that: (i) the invoice has been approved for payment or (ii) its dispute as to the amount of the invoice or the adequacy of the supporting documents, including a reasonably detailed description of the basis for such dispute.  Following receipt by Contractor of Owner’s statement of Subcontractor Costs as provided in Section 3.9(c) above, Contractor shall promptly review and verify that the statement and all related supporting documentation is accurate (but in any event within ten (10) Days following receipt of the same).  On or before the first Business Day following the end of such period, Contractor shall notify Owner in writing that: (A) the statement has been approved or (B) its dispute as to the amount of the Subcontractor Costs or the adequacy of the supporting documents, including a reasonably detailed description of the basis for such dispute.  In the event of any such dispute, Owner and Contractor will meet promptly and will cooperate in good faith to attempt to resolve such dispute within ten (10) Business Days following receipt by either Party of the other Party’s notice of such dispute.  If the dispute is resolved, Owner will, if applicable, make payment to Contractor in accordance with the provisions of Article IX.  If the dispute relates to the Project Price and is not resolved, Owner will make payment to Contractor in an amount equal to the Fixed Project Price less any Subcontractor Costs in accordance with the provisions of Article IX, and either Party may refer such dispute for binding arbitration pursuant to Article XVI.

ARTICLE IV
OWNER’S RESPONSIBILITIES

Section 4.1            Reserved.

Section 4.2            Request for Work; Permitting and Regulatory Work.  Owner may from time to time request Work from Contractor hereunder.  The Work will be ordered by Owner by issuing written work orders (“Work Orders”) in the form similar to Exhibit B.  It will be the sole responsibility of Owner to secure, maintain and pay for any and all certificates, permits and licenses necessary for the performance of the Work and for obtaining all consents or approvals required by all Applicable Law in connection with the Work to be obtained by Owner as the owner or operator of the Facilities, including without limitation any and all certificates, permits, licenses, consents or approvals required by or from the BOEM.  Owner shall further prepare, sign and file all regulatory correspondence and reports for a given Decommissioning Project.  As part of the Work, Contractor shall cooperate with Owner in connection with Owner’s preparation of all regulatory forms, correspondence and reports required to be filed with any Governmental Authorities, with respect to each Decommissioning Project.  In furtherance thereof, Contractor shall provide to Owner upon request any reports or procedures prepared or utilized by Contractor in performing the Work.

Section 4.3            Reserved.

Section 4.4            Payment.  Owner shall make payments to Contractor in accordance with this Agreement.

Section 4.5            Access.  Commencing on the date that any particular Facility is identified by Owner as needing Well P&A Work, Pipeline Work or Platform Decommissioning as specified in Section 8.1, Owner shall provide Contractor and its Subcontractors, if any, unrestricted access to the location of such item of Facilities to permit Contractor to perform the Work within the timelines set herein.

Section 4.6            Designation of Owner’s Project Manager.  For each Decommissioning Project, Owner shall designate Owner’s Project Manager and provide Notice thereof to Contractor.  Such Notice shall also specify the responsibility and authority delegated to such person by Owner.  Owner may change Owner’s Project Manager at any time and for any reason upon prompt Notice thereof to Contractor.  Owner’s Project Manager shall have the responsibility to direct and manage the Work with respect to a particular Decommissioning Project.

Section 4.7            Subcontractors.  Owner shall be solely responsible for the engagement and management of Subcontractors in the performance of Work, and Owner shall be responsible for the payment of all expenses of such Subcontractors.

ARTICLE V
LAWS AND REGULATIONS

Section 5.1            Applicable Law.  Subject to the provisions of Section 5.2, the Work performed by Contractor and its Subcontractors with respect to each Decommissioning Project shall comply with all Applicable Laws then in effect.

ARTICLE VI
TAXES AND INVOICING

Section 6.1            Contractor Taxes.  Contractor shall be responsible for payment of all taxes measured by Contractor’s income or assets.  All payroll or employment compensation tax, social security tax or similar taxes for Contractor’s or any Subcontractor’s employees shall be for the account of Contractor.

ARTICLE VII
FORCE MAJEURE

Section 7.1            Effect of Force Majeure.  Contractor shall give Owner timely Notice after it becomes aware of any Force Majeure Event that Contractor believes will delay its completion of the Work beyond the guidelines set forth in Section 8.2, which Notice shall, to the extent practicable, specify the length of the delay occasioned by, and additional costs incurred by reason of such Force Majeure Event.  Any costs associated with any delays in performance of the Work due to any Force Majeure Event shall be for the account of Contractor.

ARTICLE VIII
NOTICE TO PROCEED; TIME FOR COMPLETION; TRANSFER OF TITLE; REMOVAL OF FACILITY

Section 8.1            Notice to Proceed.  Upon identification by Owner of any Facilities in need of and ready for Work, Owner will provide prompt written Notice of same to Contractor.  In the event an early commencement date is requested in any such Notice to Proceed, Contractor, within fifteen (15) Days of receipt of such Notice to Proceed, will advise Owner whether it can comply with such request.  Each Notice to Proceed will contain the particulars of the Facilities in need of and ready for Work, including without limitation, identification of the particular platform, well or pipeline, location of the platform, well or pipeline, and any circumstances or information necessary for Contractor to perform the Work in a safe, timely and efficient manner.

Section 8.2            Reserved.

Section 8.3            Salvage.  Owner shall retain title to any scrap material or other items left over after completion of each Decommissioning Project. Owner shall be responsible for the transport and handling of such materials, and any costs incurred related thereto shall be borne by Owner and shall be included in the Project Price.  The Project Price shall be reduced by any realized salvage value.

ARTICLE IX
PAYMENTS TO CONTRACTOR

Section 9.1            Price and Payment.  Owner shall pay to Contractor the amounts provided for in Section 3.9(c) as soon as practicable (but in no event more than thirty (30) Days) after Owner or Contractor has concurred that the applicable invoice or statement, as applicable, is proper, all in accordance with Section 3.9(d) or Article XVI.  Notwithstanding the foregoing, with respect to any Platform Decommissioning Work, the Parties shall mutually agree upon specific milestone objectives with respect to such Work, and Owner shall advance portions of the Agreed Charges to Contractor upon successful completion of such milestones.  Any such division shall be mutually agreed upon by the Parties in writing prior to commencement of any Work related to such Platform Decommissioning.  Owner’s payment of any invoices (or portions thereof) relating to a particular Facility will in no way relieve Contractor of its obligations under this Agreement with respect to such Facility.

Section 9.2            Terms of Payment.  Owner shall pay to Contractor any amounts required to be paid by it hereunder in US Dollars by electronic funds transfer to a bank and account specified by Contractor.  If Owner does not pay an amount when due or improperly withholds amounts due to Contractor, interest shall, without prejudice to the right of Contractor to immediate payment, accrue on such overdue amounts at the prime commercial interest rate (as published by The Wall Street Journal as of the date payment was due) plus one percent (1%) from the date such amount was due.

ARTICLE X
INSURANCE

Section 10.1         Contractor’s Insurance Coverage.  Contractor shall maintain in full force and effect the insurance coverage and limits specified below from the Effective Date and continuing until final completion of the Work.  Contractor shall provide Owner applicable insurance certificates of such coverage prior to the shipment of any equipment or personnel to the location of any Decommissioning Project or the commencement of any Work on any Facilities.

(a)           Workmen’s compensation and employers liability insurance, including:

(i)                                     Statutory workmen’s compensation in compliance with all Applicable Laws in any jurisdiction in which Contractor performs the Work.

(ii)                                  United States Longshoreman’s and the Harbor Workers’ Compensation Act coverage as amended and extended by the Outer Continental Shelf Lands Act and liability for admiralty benefits and damages under the Jones Act, Death on the High Seas Act and general maritime law, with a provision that claims in rem shall be treated as claims in personam.

(iii)                               Occupational disease coverage.

(iv)                              Employer’s Liability with limits of liability of $1,000,000 each person and $1,000,000 each accident.

(b)           Comprehensive General Liability Insurance suitably endorsed for marine operations (including, without limitation, deletion of the watercraft exclusion) and covering the Work performed by Contractor under this Agreement in all jurisdictions, and shall include independent contractor’s coverage for Work let or sublet including:

(i)                                     Contractual liability coverage.

(ii)                                  Completed operations coverage.

(iii)                               Limits of liability for bodily injury $1,000,000 each person and $2,000,000 each accident; property damage $2,000,000 each accident.

(iv)                              Excess coverage in the form of an Umbrella policy with limits of $4,000,000.00 over primary limits.

(c)           Automobile Liability Insurance covering all owned, non-owned and hired vehicles of Contractor. The limits of liability are: bodily injury $1,000,000.00 each person and $2,000,000.00 each accident; property damage $1,000,000.00 each accident; and excess coverage in the form of Umbrella Policy with limits of $4,000,000.00 over the primary limits.

(d)           Watercraft insurance if the performance of the Work to be performed by Contractor requires the use of watercraft. Contractor shall carry or require the owner of such watercraft to carry: (a) Hull and Machinery (including Collision Liability) insurance, in an amount not less than the fair market value of the watercraft, whichever is the greater (any language in the policy which limits the coverage of an insured who is not an owner or who is not entitled to limitation of liability shall be deleted): (b) Protection and Indemnity Insurance, including pollution liability and removal of wreck, in an amount not less than the market value of the Watercraft or $5,000,000, whichever is greater (any language in the policy which limits the coverage of any insured who is not an owner or who is not entitled to limitation of liability shall be deleted); (c) in respect to all charter vessels, Charterer’s Legal Liability Insurance with limits of $5,000,000; (d) if the watercraft engages in towing operations, tower’s insurance; and (e)

excess protection and indemnity, excess collision liability insurance, and excess Charterer’s Legal Liability insurance in the amount of $10,000,000.  Such policies shall cover owned, non-owned and hired watercraft.

(e)           Aircraft insurance if the performance of the Work to be performed by Contractor requires Contractor to furnish aircraft (including helicopters). Contractor shall carry, or require the owners of such aircraft to carry: (a) All Risk Hull Insurance in an amount equal to the replacement value of the aircraft; and (b) Aircraft Liability Insurance, including Passenger Liability, of not less than $5,000,000 per occurrence or $2,000,000 per seat, whichever is greater.

(f)            In the event that Contractor desires to obtain Builder’s Risk Insurance, Owner and Contractor agree to cooperate and work together in good faith in order to assist Contractor in placing such insurance (including, without limitation, having such insurance issued in the name of Owner, if necessary); provided however, Contractor will be responsible for paying any cost associated with such insurance.

(g)           All policies listed in (b), (c), (d), and (e) above shall name Owner Group as an additional insured, to the extent of the indemnity and release obligations assumed by Contractor herein, with the “as owner” qualification deleted from the protection and indemnity policy, it being the intention to cover the additional insured regardless of capacity in which the additional insured are related to the vessel.  All such policies of Contractor shall be primary to any policies held by Owner and shall delete any clause that requires risk sharing or renders primary any other insurance covering Owner.

(h)           All policies listed in (a), (b), (c), and (d) above shall contain waivers of subrogation in favor of Owner Group.

(i)            Contractor shall furnish certificates of insurance in standard ACORD form to Owner prior to performing Work hereunder and upon policy renewals to evidence existence of required coverage.  Owner shall have the right to inspect the original policies at all reasonable times.

(j)            Contractor’s failure to obtain and maintain the required insurance policies and furnish certificates of insurance shall give Owner the right to terminate this Agreement without notice (in which case Contractor will be entitled to any amounts provided for in Section 14.2).  IN THE EVENT CONTRACTOR’S FAILURE TO OBTAIN AND MAINTAIN THE INSURANCE CAUSES ANY LOSS OR DAMAGES TO BE SUFFERED BY OWNER GROUP, INCLUDING BUT NOT LIMITED TO THOSE DAMAGES THAT WOULD HAVE BEEN COVERED BY SUCH INSURANCE, CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD  HARMLESS OWNER GROUP FROM AND AGAINST ALL CLAIMS, DAMAGES, LOSSES, EXPENSES, AND OUTLAYS WHATSOEVER WHICH OWNER GROUP COULD HAVE AVOIDED OR FOR WHICH OWNER GROUP COULD HAVE BEEN REIMBURSED IF CONTRACTOR HAD OBTAINED AND MAINTAINED SAID INSURANCE, REGARDLESS OF WHETHER OR NOT CAUSED BY THE SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR BREACH OF WARRANTY OF OWNER GROUP.

(k)           The provision of these insurance requirements shall not restrict, limit or modify the terms of the indemnities, assumption of liabilities, defense obligations or other provisions of this Agreement.

Section 10.2         Subcontractor’s Insurance Coverage.  Contractor shall require its Subcontractors performing Work on any Decommissioning Project to maintain the types, coverage and limits of insurance which are reasonable in accordance with prudent industry practice and commensurate with the Work to be performed by such Subcontractor.

Section 10.3         Louisiana Operations.  With respect to operations conducted under this Agreement that are within the jurisdiction of the State of Louisiana, Contractor and Owner acknowledge the exception to the Louisiana Oilfield Indemnity Act recognized in Marcel v. Placid Oil Co., 11 F.3rd 563 (5th Cir. 1994), allowing a party to obtain insurance as an additional insured on the other party’s insurance policies so long as the entire cost of adding such party as an additional insured is paid by such party.  As to such operations, it is the intention of Contractor and Owner to give Owner the option to provide insurance which falls within the Marcel exception to the Louisiana Oilfield Indemnity Act. To achieve this objective, Owner and Contractor agree to do the following:

(a)           Contractor agrees, upon Owner’s written request and by separate endorsement to one or more of Contractor’s primary and $4,000,000 excess comprehensive general liability policy (and not by the use of a “blanket” naming and waiving provision), to have the Owner Group added as additional insureds.

(b)           The insurer(s) under (a) above shall present Owner with an invoice for such separate endorsement (plus applicable taxes, if any), which Owner shall pay directly to such insurer(s).  In the event Owner declines to pay such invoice, Owner shall not have the benefit of such separate endorsement.

(c)           In the event Owner has elected to obtain such endorsement and operations are ongoing or anticipated at the time Contractor’s insurance (and such endorsement) expires, Contractor’s insurer(s) will advise Owner of the amount to renew such endorsement and Owner shall have the same rights regarding the renewal of such endorsement.

(d)           Contractor agrees that the premiums charged by its insurers constitute the full cost of such insurance.

(e)           Owner will be solely responsible for any deductibles required to be paid under such insurance relating to the operations that are the subject of this Agreement.

ARTICLE XI
WARRANTIES OF CONTRACTOR

Section 11.1         Work Warranty.

(a)           Contractor warrants only that the Work shall be completed in accordance with industry standards and Applicable Law (“Warranty”).  Any claim that the Work fails to meet the Warranty must be brought within one hundred eighty (180) days after the completion of such Work (the “Warranty Period”).  Notwithstanding the foregoing, for any Work that is Well P&A Work, the Warranty shall include Contractor’s warranty that there will not be any release of hydrocarbons at the location of such Well P&A Work for a period of twelve (12) months after completion of such Well P&A Work (“Well P&A Warranty Period”).

(b)           Owner shall give Contractor written notice of Work that fails to meet the Warranty before the expiration of the Warranty Period or the Well P&A Warranty Period, as applicable (ordinary wear and tear excluded).  Contractor shall then commence, at its own expense (but Owner shall be responsible for all costs with respect to such remedy Work to the same extent Owner was responsible for costs with respect to the original Work), to repair, modify, re-perform or replace the defective Work as Contractor deems necessary to correct such defective Work (“Remedy”).  In no event shall Contractor have any obligation to Remedy the Work if Owner fails to provide Notice before the expiration of the Warranty Period or Well P&A Warranty Period or if Contractor determines that the Remedy is required because of some action or inaction on the part of Owner.  Should investigation by Contractor reveal that there is no defect of the Work as reported by Owner, Owner shall reimburse Contractor for all reasonable costs in connection therewith.

(c)           There will be no extension of any Warranty Period or any Well P&A Warranty Period, as applicable, upon the completion of any Remedy.

Section 11.2         Exclusivity of Warranties and Remedies.  The only warranties as to Work made by Contractor are those expressly enumerated in this Article XI.  Any other statements of fact or descriptions whether expressed in this Agreement, or any attachments, exhibits, schedules or appendices thereto, or in any quotations, proposals, specifications, drawings or manuals, or other documentation concerning the Work, whether in electronic form or hardcopy, shall not be deemed to constitute a warranty or guarantee of the Work or any part thereof.  OWNER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CONTRACTOR HAS MADE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE WORK.  ALL IMPLIED WARRANTIES WITH RESPECT TO THE WORK, INCLUDING THOSE RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COURSE OF DEALING OR USAGE OF TRADE, ARE HEREBY DISCLAIMED BY CONTRACTOR AND EXPRESSLY WAIVED BY OWNER.  OWNER SHALL HAVE NO RIGHT OR CAUSE OF ACTION AGAINST CONTRACTOR TO ASSERT IN ANY CONTROVERSY, CLAIM, DEMAND, OR LITIGATION ARISING FROM OR IN CONNECTION WITH THE BREACH OF ANY WARRANTIES NOT EXPRESSLY STATED IN THIS CONTRACT.  Correction of defects in accordance with this Article XI in the manner and during the period provided herein shall constitute complete fulfillment of, and Owner’s exclusive remedy for, all the liabilities or responsibilities of Contractor and its Subcontractors to Owner for defective or nonconforming Work, whether the claims of Owner are based in contract, in tort (including negligence and strict liability), or otherwise.

ARTICLE XII
LIMITATION OF LIABILITY

Section 12.1         Limitation of Liability.  For each Decommissioning Project and except as provided in Articles XIV or XV, the aggregate liability of Contractor, its Affiliates, Subcontractors, agents and employees, arising out of the performance or nonperformance of obligations in connection with this Agreement or the performance or nonperformance of Work, under any theory of recovery, whether based in contract, tort (including negligence and strict liability), or otherwise, shall not exceed an amount equal to One Hundred percent (100%) of the Project Price with respect to each Decommissioning Project.

Section 12.2         WAIVER OF SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL AND OTHER DAMAGES.  UNDER NO CIRCUMSTANCES SHALL CONTRACTOR GROUP OR OWNER GROUP BE LIABLE TO EACH OTHER UNDER THIS CONTRACT FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT OR THE BREACH THEREOF.

Section 12.3         Supremacy.  The provisions expressed in this Article XII shall prevail over any conflicting or inconsistent provisions contained elsewhere in this Agreement, except to the extent that such conflicting or inconsistent provisions further restrict or reduce Contractor’s liabilities under this Agreement.

ARTICLE XIII
REPRESENTATIONS

Section 13.1         Contractor’s Representations.

(a)           Contractor’s Limited Liability Company Standing.  Contractor represents that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite limited liability company action and will not violate any provision of any governmental rule, regulation or ordinance, its organizational documents or any indenture, agreement or instrument to which it is a party or by which it or its property may be bound or affected.

(b)           No Violation of Law.  Contractor represents that it is not in violation(s) of any Applicable Law which violation(s), individually or in the aggregate, would materially and adversely affect Contractor’s performance of its obligations under this Agreement.

(c)           Licenses.  Contractor represents that it is, or will be as and when required, the holder of all applicable federal, regional, state, local and other governmental consents, licenses, permits and other authorizations to conduct its business and all such consents, licenses, permits and other authorizations required to permit Contractor to operate or conduct its business now and as contemplated by this Agreement.

(d)           Litigation.  Contractor represents that it is not a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending, or, to the best of Contractor’s knowledge, threatened, which would materially and adversely affect Contractor’s ability to perform under this Agreement.

(e)           Owner’s Representations.  Contractor represents that as of the Effective Date, it is not aware of any breach by Owner of any of Owner’s representations set forth in Section 13.2.

Section 13.2         Owner’s Representations.

(a)           Owner’s Limited Liability Company Standing.  Owner represents that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and that the execution, delivery and performance of this Agreement has been duly authorized by all requisite limited liability company action and will not violate any provision of any governmental rule, regulation or ordinance, its organizational documents or any indenture, agreement or instrument to which it is a party or by which it or its property may be bound or affected.

(b)           No Violation of Law.  Owner represents that it is not in violation(s) of any Applicable Law which violation(s), individually or in the aggregate, would materially and adversely affect Owner’s performance of its obligations under this Agreement.

(c)           Licenses.  Owner represents that it is, or will be as and when required, the holder of all applicable federal, regional, state, local and other governmental consents, licenses, permits and other authorizations to conduct its business and all such consents, licenses, permits and other authorizations required to permit Owner to operate or conduct its business now and as contemplated by this Agreement.

(d)           Litigation.  Owner represents that it is not a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending, or, to the best of Owner’s knowledge, threatened, which would materially and adversely affect Owner’s ability to perform under this Agreement.

(e)           Facilities.  Owner represents that it owns, operates or leases each of the Facilities, is permitted to engage Contractor for the Work with respect to same, and is permitted to use, and to allow Contractor to use, any of the Facilities for the purpose of having Contractor perform the Work.

ARTICLE XIV
DEFAULT AND TERMINATION

Section 14.1         Events of Default by Contractor.  Each of the following shall constitute a default by Contractor under this Agreement:

(a)           Contractor fails on three (3) or more occasions to perform its material obligations under this Agreement and fails to commence corrective action within ninety (90) Days after Contractor’s receipt of a Notice by Owner identifying the repeated failures on the part of Contractor; or

(b)           Contractor fails to comply with Applicable Law which results in a material adverse effect on any Decommissioning Project, and Contractor fails to remedy such failure within ninety (90) Days after Contractor’s receipt of a Notice by Owner describing the occurrence or existence of such failure or, if such remedy cannot reasonably be completed within such period, Contractor fails to promptly commence and diligently pursue remedial action within such ninety (90) Day period and conclude such action as soon as practicable.

Section 14.2         Owner’s Rights.  Owner may terminate this Agreement as a result of a default by Contractor in accordance with the terms hereof. If Owner elects to terminate this Agreement for a Contractor default pursuant to Section 14.1, Owner shall first provide Notice to Contractor indicating Owner’s intention to terminate this Agreement and the reasons therefore.  If such default is capable of cure, Contractor shall correct the defaulting condition within ninety (90) Days after Contractor’s receipt of such Notice, or if such defaulting condition cannot reasonably be cured within such ninety (90) Day period, Contractor shall commence to cure the default and continue its efforts to cure the default during and after such period until the defaulting condition is cured.  In all cases where the cure period exceeds the ninety (90) Day period specified above, (i) the excess period shall be reasonable in light of the nature of the default, (ii) Contractor shall provide regular reports to Owner regarding its activities, and (iii) Contractor shall demonstrate that progress is being made to cure the default.

If the defaulting condition cannot be cured, or if Contractor fails to cure, or to commence to cure, the defaulting condition as specified in the above paragraph, Owner may terminate this Agreement upon final Notice thereof to Contractor.  Unless otherwise instructed by Owner, Contractor, upon its receipt of such Notice, shall cease and desist any Work.  Owner shall pay Contractor for all Work performed up to the termination date, and Owner may employ any other qualified firm or entity to finish the Work.  In the event Owner employs another qualified firm or entity to complete the Work, Contractor’s only cost payable to Owner will be the additional cost, if any, charged by such firm or entity.

Section 14.3         Events of Default by Owner.  The following shall constitute a default by Owner under this Agreement:

(a)           Owner fails on three (3) or more occasions to pay an undisputed invoice when due or improperly withholds amounts due Contractor, and in each such situation fails to remedy such deficiency within twenty (20) Days after its receipt of Notice from Contractor.

Section 14.4         Contractor’s Rights.  Contractor may terminate this Agreement as a result of a default by Owner in accordance with the terms hereof. If Contractor elects to terminate this Agreement for an Owner default pursuant to Section 14.3, Owner shall pay any amounts due to Contractor for completed Work within thirty (30) Days after Owner’s receipt of Contractor’s invoice.  If Owner fails to make such payment, Contractor may pursue any remedies that may be available to Contractor at law or in equity or as may be otherwise provided for under this Agreement.

Section 14.5         Term.  This Agreement shall be effective on the Effective Date and shall continue in full force and effect until completion of the Work on the Facilities or until terminated in accordance with the provisions contained herein.

Section 14.6         Operatorship of Facilities.  Owner operates each of the Facilities identified on Exhibit A except for Facilities located at March 1, 2008 on High Island Block A309 and Eugene Island Block 100 (the “Non-Operated Facilities”).  Except with respect to the Non-Operated Facilities, in no event will Contractor perform or be required to perform any Work on any Facilities listed on Exhibit A if Owner (or any successor in interest to Owner by way of merger or consolidation in which Contractor or any of its Affiliates owns, directly or indirectly, an equity interest of at least five percent (5%) of the total voting power of such successor) no longer operates such Facilities at the time the Work is to begin.  Contractor will continue to remain obligated to perform Work on the Non-Operated Facilities in accordance with the terms of this Agreement regardless of the transfer of operating responsibilities to any other persons.

ARTICLE XV
INDEMNITY

Section 15.1         CONTRACTOR GROUP PROPERTY.  CONTRACTOR SHALL BE LIABLE IN ANY CASE OF LOSS OR DAMAGE TO CONTRACTOR GROUP’S EQUIPMENT, MACHINERY, TOOLS AND ALL OTHER PROPERTY ITEMS BELONGING TO ANY MEMBER OF CONTRACTOR GROUP, WHETHER OWNED, CHARTERED, BORROWED OR RENTED BY CONTRACTOR GROUP, ARISING OUT OF OR RELATING TO CONTRACTOR’S PERFORMANCE UNDER THIS AGREEMENT AND REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY CONTRACTOR GROUP’S OR OWNER GROUP’S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, BUT NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OWNER GROUP) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING WITHOUT LIMITATION, STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL, OR THE UNAIRWORTHINESS OF ANY AIRCRAFT, AND CONTRACTOR SHALL RELEASE, DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS OWNER GROUP FROM AND AGAINST ANY LOSS, COST, CLAIM, DEMAND, OBLIGATION TO INDEMNIFY ANOTHER, SUIT, JUDGMENT, AWARD OR DAMAGE (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) ON ACCOUNT OF SUCH LOSS OR DAMAGE.

Section 15.2         CONTRACTOR GROUP PERSONNEL.  CONTRACTOR SHALL BE LIABLE IN ANY CASE OF ILLNESS, INJURY OR DEATH SUFFERED BY CONTRACTOR GROUP’S EMPLOYEES ARISING OUT OF OR RELATING TO CONTRACTOR’S PERFORMANCE UNDER THIS AGREEMENT AND REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY CONTRACTOR GROUP’S OR OWNER GROUP’S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, BUT NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OWNER GROUP) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING WITHOUT LIMITATION, STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL, OR THE UNAIRWORTHINESS OF ANY AIRCRAFT, AND CONTRACTOR SHALL RELEASE, DEFEND, PROTECT, INDEMNIFY AND HOLD

HARMLESS OWNER GROUP FROM AND AGAINST ANY LOSS, COST, CLAIM, DEMAND, OBLIGATION TO INDEMNIFY ANOTHER, SUIT, JUDGMENT, AWARD OR DAMAGE (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) ON ACCOUNT OF ANY SUCH ILLNESS, INJURY, OR DEATH.

Section 15.3         OWNER GROUP PROPERTY.  EXCEPT AS PROVIDED IN SECTION 8.2, OWNER SHALL BE LIABLE IN ANY CASE OF LOSS OR DAMAGE TO OWNER GROUP’S EQUIPMENT, MACHINERY, TOOLS AND ALL OTHER PROPERTY ITEMS BELONGING TO ANY MEMBER OF OWNER GROUP, WHETHER OWNED, CHARTERED, BORROWED OR RENTED BY OWNER, REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY OWNER GROUP’S OR CONTRACTOR GROUP’S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, BUT NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONTRACTOR GROUP) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING WITHOUT LIMITATION, STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL, OR THE UNAIRWORTHINESS OF ANY AIRCRAFT, AND OWNER SHALL RELEASE, DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY LOSS, COST, CLAIM, DEMAND, OBLIGATION TO INDEMNIFY ANOTHER, SUIT, JUDGMENT, AWARD OR DAMAGE (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) ON ACCOUNT OF SUCH LOSS OR DAMAGE.

Section 15.4         OWNER GROUP PERSONNEL.  OWNER SHALL BE LIABLE IN ANY CASE OF ILLNESS, INJURY OR DEATH SUFFERED BY OWNER GROUP’S EMPLOYEES REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY OWNER GROUP’S OR CONTRACTOR GROUP’S NEGLIGENCE (INCLUDING SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, BUT NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONTRACTOR GROUP) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING WITHOUT LIMITATION, STRICT LIABILITY, THE UNSEAWORTHINESS OF ANY VESSEL, OR THE UNAIRWORTHINESS OF ANY AIRCRAFT, AND OWNER SHALL RELEASE, DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY LOSS, COST, CLAIM, OBLIGATION TO INDEMNIFY ANOTHER, SUIT, JUDGMENT, AWARD OR DAMAGE (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) ON ACCOUNT OF ANY SUCH ILLNESS, INJURY OR DEATH.

Section 15.5         Compliance with Statutory Requirements.  To the extent Chapter 127, Texas Civil Practice and Remedies Code applies in any instance, the Parties agree to support the mutual indemnification by liability insurance coverage furnished by the parties in equal amounts, and such indemnity obligations will be limited to the amount of equal insurance maintained by the parties.

Section 15.6         Enforceability of Indemnity Obligations.  ALL INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BE ENFORCEABLE NOTWITHSTANDING THE ACTUAL OR ALLEGED NEGLIGENCE (WHETHER ACTIVE OR PASSIVE, SOLE OR CONCURRENT, OR SIMPLE, BUT EXCLUDING GROSS), STRICT OR STATUTORY LIABILITY OF THE INDEMNIFIED PARTY.

ARTICLE XVI
DISPUTE RESOLUTION

Section 16.1         Meeting of Project Managers.  The Parties will attempt in good faith to resolve any dispute, controversy or claim (herein referred to as a “Dispute”) arising out of or relating to this Agreement promptly by negotiations by management of the Parties.  If a Dispute should arise, Owner’s Project Manager and Contractor’s Project Manager, or their respective successors in such positions (herein referred to as “Project Managers”), will meet at least once and will attempt to resolve the Dispute.  Either Project Manager may request the other to meet within seven (7) Days at a mutually agreed time and place.  A written decision on the part of the Project Managers to settle the Dispute shall be binding on both Parties.

Section 16.2         Referral to Senior Executives.  If a Dispute has not been resolved within fifteen (15) Days of the Project Manager’s first meeting referenced in Section 16.1, the Project Managers shall refer the Dispute to senior executives of the Parties, who shall have authority to settle the Dispute (herein referred to as “Senior Executives”).  Thereupon, the Project Managers shall promptly prepare and exchange memoranda stating the issues in the Dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents.  The Senior Executives will meet for negotiations within fifteen (15) Days after the end of the fifteen (15) Day period referred to above, at a mutually agreed time and place.  A written decision on the part of the Senior Executives to settle the Dispute shall be binding on both Parties.

Section 16.3         Arbitration.  If the Dispute has not been resolved pursuant to the aforesaid procedure within forty-five (45) Days after commencement of such procedure, then, upon Notice from either Party to the other, said Dispute shall be finally resolved by binding arbitration in accordance with the Rules of the American Arbitration Association.  The arbitration proceeding shall take place in New Orleans, Louisiana, and shall be conducted in the English language.  Unless otherwise mutually agreed upon, in any such arbitration there shall be appointed three arbitrators (one appointed by each Party and the third appointed by the two arbitrators so appointed).  The Dispute shall be submitted to the arbitrators in such manner as they shall deem appropriate and the decisions of the majority of the arbitrators rendered in writing shall be final and conclusive and binding on the Parties.  Each Party shall pay its own expenses in connection with the arbitration, and the Parties shall share equally the compensation and expenses of the arbitrators.  The Parties hereby waive all jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with) and defenses based on the general invalidity of the underlying agreement or this arbitration clause.

Section 16.4         Deadlines; Injunctions; Good Faith of Parties.  All deadlines specified in Sections 16.1 to 16.3, inclusive, may be extended by mutual written agreement of the Parties.  The procedures specified in this Article XVI shall be the sole and exclusive procedures for the resolution of Disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage.  Despite such action, the Parties will continue to participate in good faith in the procedures specified in this Article XVI.

The good faith cooperation by a Party in observing the foregoing amicable settlement procedures, including the observance of deadlines in each phase, shall be a condition precedent to such Party’s rights to initiate arbitration proceedings.  Communications or documents exchanged by the Parties pursuant to the foregoing settlement procedures in their attempts to amicably resolve Disputes are agreed by Contractor and Owner to be protected settlement communications or documents and shall therefore not be admissible into evidence in litigation.

Section 16.5         Continued Performance.  In the case of any Dispute, Contractor shall continue to perform the Work that is not the subject of a Dispute pending final determination of the Dispute, and Owner shall continue to make payments to Contractor for those portions of the Work that are not subject of Dispute, in accordance with the terms hereof.

ARTICLE XVII
SUSPENSION

Section 17.1         Owner’s Rights.  Owner shall have the right to suspend the Work for reasonable and proper causes upon fifteen (15) Days’ prior Notice to Contractor.  Upon receipt of such Notice, Contractor shall, unless the Notice directs otherwise, suspend performance of the Work in an orderly and organized manner commencing on the date and to the extent specified in such Notice.  At any time after the effective date of the suspension, Owner may request Contractor to resume performance of the Work.  Contractor will make every reasonable effort to comply promptly with such request for resumption, but reserves the right to base the establishment of a date for resumption of performance of the Work upon appropriate considerations, including, but not limited to, Contractor’s workload and the availability of labor and materials, and the establishment of a mutually agreed amendment hereto providing for an equitable adjustment in the applicable Project Price and other provisions of this Agreement as necessary to account for such suspension.

Section 17.2         Contractor’s Rights.  The Work may be suspended by Contractor upon fifteen (15) Days’ prior Notice to Owner if (i) Contractor is delayed due to acts or omissions of Owner or its representatives and an amendment equitably adjusting the terms and conditions of this Agreement has not been executed by the Parties or (ii) there is an event of default by Owner which has not been cured after Contractor has provided Owner with not less than thirty (30) Days’ Notice and opportunity to cure; provided, however, that if Owner fails to make any payments required to be made to Contractor hereunder in a timely manner, Contractor shall have the right to immediately suspend performance of Work until the Owner comply with his payments obligations.

Section 17.3         Effect of Suspension.  In the event of a suspension of the Work, the following provisions shall apply:

(a)           Owner shall pay Contractor, within ten (10) Days after Owner’s receipt of Contractor’s invoice, (i) a fair and reasonable amount for all completed Work (less all prior payments made to Contractor by Owner), plus (ii) any expense reasonably incurred by Contractor arising from suspension of Contractor’s agreements with its Subcontractors;

(b)           To the extent necessary and permitted by Applicable law, Contractor’s time for performance and completion of the Work shall be extended by the period of time as Contractor reasonably deems necessary to overcome the effect of the suspension; and

(c)           Commencing on the date of suspension, and without duplicating the amounts described in Section 17.3(a)(ii) above, Owner shall pay Contractor a monthly suspension amount which will be based upon Contractor’s aggregate costs relating to the suspension.  Owner shall make payment to Contractor within thirty (30) Days after Owner’s receipt of Contractor’s invoice therefore.

Section 17.4         Extended Period of Suspension.  If the aggregate number Days of suspension pursuant to this Article XVII plus the number of Days of Force Majeure delay pursuant to Article VII (except for Force Majeure Events related to hurricanes, lightning and storms) exceed one hundred eighty (180) Days, any of the Parties may, at its option, terminate this Agreement with no further obligation on the part of either Party except for payment of amounts due hereunder and except as otherwise provided herein.

ARTICLE XVIII
HAZARDOUS MATERIALS

Section 18.1         Contractor’s User of Hazardous Materials & Explosives.  Contractor shall handle all Hazardous Materials and explosives used by Contractor and its Subcontractors in the performance of the Work in a manner that is appropriate in light of the risks involved and in a manner consistent with Applicable Law.  If required by Applicable Law, Contractor shall provide Notice of the presence on or near any of the Facilities of Hazardous Materials which are brought there by Contractor or its Subcontractors in connection with the Work to the applicable Governmental Authorities and will provide a copy of such Notice to Owner’s Project Manager.

Section 18.2         Removal of Hazardous Materials.  Contractor shall, subject to the provisions of Section 18.4, be responsible for the proper collection, removal and disposal of any Hazardous Materials furnished, used, applied or stored on or near any Facilities by Contractor or Subcontractors.  All costs associated with the handling, transporting and disposing of Hazardous Materials introduced on or near any Facilities by Contractor or its Subcontractors are included in each Project Price.

Section 18.3         Reserved.

Section 18.4         OWNER’S INDEMNIFICATION OBLIGATIONS.  OWNER SHALL INDEMNIFY, DEFEND AND HOLD CONTRACTOR GROUP HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LOSSES, COST, LIABILITIES, FINES, OR DAMAGES (INCLUDING WITHOUT LIMITATION ANY AND ALL COSTS OF INVESTIGATION, COSTS ASSOCIATED WITH REMEDIATION, RESPONSES, REMOVAL OR CORRECTIVE ACTIONS, REASONABLE ATTORNEYS’ FEES AND LIABILITY OR COSTS INCURRED OR ASSESSED AGAINST CONTRACTOR PURSUANT TO APPLICABLE LAW) WHICH CONTRACTOR GROUP MAY BE SUBJECT TO, OR INCUR, AS A RESULT OF ANY COMPLAINT OR ALLEGATION MADE OR ASSERTED BY ANY PARTY, INCLUDING GOVERNMENTAL AUTHORITIES, BASED

ON OR RELATED TO COMPLAINTS OR ALLEGATIONS, WHETHER OR NOT SUPPORTED BY FACT, THAT SOILS, LEACHATE, EFFLUENT, OR OTHER RESIDUE LOCATED ON, EMANATING FROM, OR ARISING FROM THE SOILS, SUBSURFACE, STRUCTURES, EQUIPMENT OR PHYSICAL CONDITIONS AT THE LOCATION OF ANY FACILITIES CONTAIN TOXIC SUBSTANCES OR HAZARDOUS OR INDUSTRIAL WASTE OR HAZARDOUS MATERIALS, INCLUDING WITHOUT LIMITATION ANY SUCH COMPLAINT OR ALLEGATION WITH RESPECT TO THE PRESENCE OF A HAZARDOUS MATERIAL AT THE LOCATION OF ANY FACILITIES, OR ANY RELEASE OR THE PERCOLATION OR MIGRATION FROM ADJACENT PROPERTIES, OF A HAZARDOUS MATERIAL THAT OCCURRED AT THE LOCATION OF ANY FACILITIES WHICH IS A VIOLATION OF APPLICABLE LAW BINDING UPON OWNER OR ITS AFFILIATES, CONTRACTORS, AGENTS OR EMPLOYEES, OR OFF-SITE TREATMENT, STORAGE, OR DISPOSAL, OR CLEANUP OR REMEDIATION ASSOCIATED WITH SUCH HAZARDOUS MATERIALS.

ARTICLE XIX
POLLUTION

With respect to pollution control and removal, the distribution of risks shall be as follows:

Section 19.1         Duties of Contractor.  Contractor shall exercise all reasonable diligence to conduct its operations in a manner that will prevent pollution or contamination and Contractor shall endeavor to comply with all Applicable Laws, ordinances, permits, rules, regulations and lease or contract provisions regarding pollution.  Contractor shall not permit trash, waste oil, bilge water, or other pollutants to be discharged or to escape from Contractor’s equipment into the waterways or seas in violation of Applicable Law.  Contractor will take all reasonable measures to instruct its personnel in such matters and to prevent such pollution or contamination and will clean up any pollution caused by it in the course of operations under this Agreement.  The intent of this Article XIX is not to limit or conflict with the responsibilities of Contractor or the Owner as further defined within this Agreement.

Section 19.2         CONTRACTOR’S RESPONSIBILITIES.  CONTRACTOR SHALL ASSUME ALL RESPONSIBILITY FOR, AND RELEASE, DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS OWNER GROUP FROM AND AGAINST ANY LOSS, COST, SUIT, DEMAND, JUDGMENT, AWARD, OBLIGATION TO INDEMNIFY ANOTHER, OR DAMAGE ARISING OUT OF OR RELATING TO POLLUTION OR CONTAMINATION, INCLUDING THE COST OF CONTROL AND REMOVAL OF POLLUTION AND CONTAMINATION, WHICH:

(a)           ORIGINATES ON OR ABOVE THE SURFACE OF THE LAND OR WATER FROM SPILLS OR LEAKS OF FUEL, LUBRICANTS, MOTOR OIL, PAINTS, SOLVENTS, BALLASTS, BILGE, GARBAGE, SEWERAGE, SCRAP STEEL AND OTHER MATERIALS EMANATING FROM CONTRACTOR’S OR ITS SUBCONTRACTORS’ VESSELS OR EQUIPMENT, REGARDLESS OF WHETHER CAUSED BY OWNER’S NEGLIGENCE OR OTHER FAULT; OR

(b)           RESULTS FROM LEAKAGE OR OTHER UNCONTROLLED FLOW OF OIL, GAS, WATER, OR ANY COMBINATION THEREOF, FROM PIPELINES, INCLUDING LINES ON OR IN SUBMERGED LANDS, WHICH ARE RUPTURED OR DAMAGED BY CONTRACTOR GROUP’S RIGS, BARGES, VESSELS, ANCHORS OR OTHER EQUIPMENT; PROVIDED THAT CONTRACTOR GROUP HAS BEEN GIVEN FULL ACCESS TO ANY AND ALL INFORMATION FROM OWNER REGARDING THE CONDITION OF THE BOTTOM OF THE OCEAN FLOOR, INCLUDING INFORMATION REGARDING THE LOCATION OF PIPELINES OR OTHER EQUIPMENT LOCATED THEREON.

Section 19.3         OWNER’S RESPONSIBILITIES.  OWNER SHALL ASSUME ALL RESPONSIBILITY FOR, AND RELEASE, DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY LOSS, COST, SUIT, DEMAND, JUDGMENT, AWARD, OBLIGATION TO INDEMNIFY ANOTHER, OR DAMAGE ARISING OUT OF OR RELATING TO POLLUTION OR CONTAMINATION, INCLUDING THE COST OF CONTROL AND REMOVAL OF POLLUTION AND CONTAMINATION, WHICH:

(a)           ORIGINATES ON OR ABOVE THE SURFACE OF THE LAND OR WATER FROM SPILLS OR LEAKS OF FUEL, LUBRICANTS, MOTOR OIL, PIPE DOPE, PAINTS, SOLVENTS, BALLASTS, BILGE, GARBAGE, SEWERAGE, SCRAP STEEL AND OTHER MATERIALS EMANATING FROM OWNER’S OR OWNER’S OTHER CONTRACTORS’ VESSELS OR EQUIPMENT, REGARDLESS OF WHETHER CAUSED BY CONTRACTOR’S NEGLIGENCE OR OTHER FAULT; OR

(b)           RESULTS FROM FIRE, BLOWOUT, CRATERING, SEEPAGE, OR ANY OTHER UNCONTROLLED FLOW, FROM THE SURFACE OR THE SUBSURFACE OF OIL, GAS, WATER, OR ANY COMBINATION THEREOF, FROM WELLS LOCATED IN OR CONNECTED WITH THE FACILITIES INCLUDED IN THE WORK DURING THE CONDUCT OF OPERATIONS HEREUNDER AND REGARDLESS OF WHETHER CAUSED BY OWNER’S OR CONTRACTOR’S NEGLIGENCE OR OTHER FAULT; OR

(c)           RESULTS FROM LEAKAGE OR OTHER UNCONTROLLED FLOW OF OIL, GAS, WATER, OR ANY COMBINATION THEREOF, FROM PIPELINES, OR THIRD PARTY VESSELS, INCLUDING LINES ON OR IN SUBMERGED LANDS, WHICH ARE RUPTURED OR DAMAGED BY OWNER’S OR OWNER’S OTHER CONTRACTORS’ RIG, BARGE, VESSELS, ANCHORS OR OTHER EQUIPMENT.

ARTICLE XX
MISCELLANEOUS PROVISIONS

Section 20.1         Entire Agreement.  This Agreement contains the entire understanding between the Parties as to the subject matter of this Agreement, and merges and supersedes all prior agreements, commitments, representations, writings and discussions between them.  Neither Party will be bound by prior obligations, conditions, warranties, guarantees or representations with respect to the subject matter of this Agreement.  This Agreement may not be changed, modified or amended in any way, except by a written instrument executed by authorized representatives of both Parties.

Section 20.2         Joint Effort.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.  Each Party represents that it has obtained the professional advice (including legal, tax and accounting advice on Applicable Law) as it has deemed appropriate or convenient.

Section 20.3         Notice.  All Notices pertaining to this Agreement shall be signed by a duly authorized representative of the Party giving such Notice, shall reference this Agreement, shall be sent by registered or certified mail, recognized express courier or facsimile (followed by registered mail) to the other Party at the address designated below, and shall be effective upon delivery:

(a)           if delivered to Owner:

Dynamic Offshore Resources, LLC

1301 McKinney, Suite 900

Houston, Texas 77010

Attention:          Mr. G. Matt McCarroll

Phone No.:        (713) 728-7850

Fax No.:            (713) 728-7860

(b)           if delivered to Contractor:

Superior Energy Services, L.L.C.

Suite 2400

601 Poydras Street

New Orleans, Louisiana 70130

Attention:          Pat Bernard

Phone No.:        (504) 587-7374

Fax No.:            (504) 365-9665

Either Party may change its address for notices by sending a Notice to the other Party at its address for notices indicating the new address, which change of address shall become effective five (5) Business Days after delivery of such Notice.

Section 20.4         Severability.  The invalidity or unenforceability, in whole or in part, of one or more phrases, sentences, clauses, sections or articles contained in this Agreement shall not affect the validity of any other provision or portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.   Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision.

Section 20.5         Assignment.  This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Any assignment without such prior written consent will be null and void and shall have no effect between the Parties.  Notwithstanding the foregoing, Contractor may assign this Agreement, in whole or in part, to any of its Affiliates; provided however, any such assignment will not release Contractor from its obligations under this Agreement.

Section 20.6         No Waiver.  No waiver of any of the terms and conditions of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced.  Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.  The failure of a Party to insist, in any instance, on the strict performance of any of the terms and conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such strict performance.

Section 20.7         Choice of Law.  This Agreement shall be governed by, construed, and enforced in accordance with the Maritime Laws of the United States and, where such law is not applicable, the substantive laws of the State of Louisiana without application of its choice-of-law rules.

Section 20.8         Successors and Assigns.  This Agreement shall be binding upon the Parties, their successors and permitted assigns.

Section 20.9         Attachments.  All appendices, exhibits, schedules and other attachments referenced in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

Section 20.10       Rules of Interpretation.  In the interpretation of this Agreement, unless the context specifically otherwise requires, the following rules shall apply:

(a)           words importing persons shall include juridical entities and vice versa;

(b)           words importing the singular shall include the plural and vice versa;

(c)           the headings to the articles or sections are for convenience only and do not affect the interpretation of this Agreement; and

(d)           all references to documents or other instruments include all amendments and replacements thereof and supplements thereto, to the extent such amendments, replacements and supplements have been incorporated into this Agreement.

Section 20.11       Communications.  Unless otherwise specified, wherever provision is made for the giving or issue of any notification, instruction, consent, approval, certificate or determination by any person, such communication shall be made in the form of a Notice.  The word “notify” and “notification” shall be construed accordingly.

Section 20.12       Order of Precedence.  In the event of any conflict or inconsistency among this Agreement and any exhibits, for the purpose of resolving such conflict or inconsistency, the provisions of the body of this Agreement (Articles I through XX) shall govern.

Section 20.13       Survival.  The provisions of this Agreement covering indemnities, limitations of liabilities, obligations incurred upon termination, hazardous materials, warranties and all other provisions providing for limitation of or protection against liability of Contractor or its Subcontractors, along with all other provisions that are intended to survive by their sense and context, shall apply notwithstanding any other provision of this Agreement and shall survive the termination, cancellation, or expiration of this Agreement.

Section 20.14       Third Parties.  This Agreement shall not be construed to confer any benefit on any third party not a Party to this Agreement nor shall it provide any rights to such third party to enforce its provisions.

Section 20.15       Cooperation.  Each of the Parties agrees to cooperate with the other Party in the performance of the Work anticipated by this Agreement.  Each Party agrees to work with the other Party in good faith to effect the spirit and intent of the provisions contained herein.

ARTICLE XXI
ANTI-BRIBERY

Section 21.1         Improper Payments.  Contractor shall not pay any fee, commission, rebate, or other value to or for the benefit of any governmental official having jurisdiction over the Work or a Facility, if such payment would be inconsistent with or penalized by Applicable Laws.

Section 21.2         Anti-Bribery and Anti-Money Laundering.  Contractor shall comply with all Applicable Laws, rules, regulations, decrees, and/or official governmental orders of the United States relating to anti-bribery and anti-money laundering.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SUPERIOR ENERGY SERVICES, L.L.C.

By:	/s/ Terence E.Hall
Name:	Terence E.Hall
Title:	President

SPN RESOURCES, LLC

By:	/s/ Greg Miller
Name:	Greg Miller
Title:	President

[Signature Page to Amended and Restated Turnkey Platform Decommissioning and Well Plugging and Abandonment Contract]

EXHIBIT A

FACILITIES AND FIXED PROJECT PRICE

A-1

EXHIBIT B

FORM OF WORK ORDER

B-1

SCHEDULE I

INITIAL AGREED CHARGES

S-1